Exhibit 10.4

SECURITY AGREEMENT

dated as of April 17, 2020

by

H-CYTE, INC.

AND

ITS SUBSIDIARIES

as Grantors,

in favor of

FWHC BRIDGE, LLC,

as Agent for the Secured Parties

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This SECURITY AGREEMENT (this “Agreement”), dated as of April 17, 2020, by and among H-CYTE, INC., a Nevada corporation (the “Company”), the existing subsidiaries of the Company, as set forth on Schedule 3.7 attached hereto, as such Schedule 3.7 may be updated from time to time, and any Additional Grantor (as defined below) who may become a party to this Agreement (such Additional Grantors, collectively with the Company and its subsidiaries, the “Grantors” and each individually a “Grantor”), in favor of FWHC Bridge, LLC, a Delaware limited liability company, as collateral agent (in such capacity, the “Agent”) for the ratable benefit of itself and the other Purchasers (collectively with the Agent, the “Secured Parties” and each, a “Secured Party”) from time to time party to the Purchase Agreement described below, by and among the Company and the Purchasers.

STATEMENT OF PURPOSE

WHEREAS, the Company and the Purchasers have previously entered into (i) the Secured Convertible Note and Warrant Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company sold and issued secured convertible promissory notes to the Purchasers (the “Notes”);

WHEREAS, it is a condition precedent to the obligation of the Purchasers to advance funds to the Company that the Grantors shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Purchasers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Grantors hereby agree with the Agent as follows:

Article 1

DEFINED TERMS

SECTION 1.1. Terms Defined in the Uniform Commercial Code.

(a) The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined below) as in effect from time to time: “Account”, “Account Debtor”, “Authenticate”, “Certificated Security”, “Chattel Paper”; “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter of Credit Rights”, “Proceeds”, “Record”, “Registered Organization”, “Security”, “Securities Entitlement”, “Securities Intermediary”, “Securities Account”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security”.

(b) Terms defined in the UCC and not otherwise defined herein or in the Notes or the Purchase Agreement shall have the meaning assigned in the UCC as in effect from time to time.

SECTION 1.2. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each subsidiary of the Grantors which is formed or acquired after the date hereof pursuant to Section 7.14.

“Advances” means all advances made by Purchasers pursuant to the Purchase Agreement.

“Agreement” means this Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director, managing member or manager of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Business Day” means any day except Saturday, Sunday, or a federal holiday in the United States.

“Collateral” has the meaning assigned thereto in Section 2.1.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Copyrights” means collectively, all of the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance satisfactory to the Agent.

“Governmental Authority” means any nation or government, any state, provincial or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as Account Debtor, to any Grantor.

“Grantors” has the meaning set forth in the Preamble of this Agreement.

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“Intellectual Property” means collectively, all of the following: (a) all systems software, applications software and internet rights, including, without limitation, screen displays and formats, internet domain names, web sites (including web links), program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer’s notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of such Grantor necessary for the conduct of its business.

“Issuer” means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).

“Obligations” means (i) all monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company under the Purchase Agreement, the Notes and any other Transaction Document, and (ii) all other agreements, duties, indebtedness, obligations and liabilities of any kind of the Company under, out of, or in connection with the Purchase Agreement, the Notes, this Agreement, the other Transaction Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

“Patents” means collectively, all of the following: (a) all patents, rights and interests in patents, patentable inventions and patent applications anywhere in the world, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

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“Patent License” means all agreements now or hereafter in existence, whether written, implied or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Perfection Certificate” means that certain Perfection Certificate delivered by the Grantors to the Agent on the date hereof, as the same may be amendment, supplemented or otherwise modified from time to time.

“Permitted Liens” means:

(a)	Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which a Grantor maintains adequate reserves;

(b)	Liens (i) upon or in any Equipment acquired or held by a Grantor or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment, it being agreed that this is in addition to Liens listed on the Perfection Certificate;

(c)	Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (b) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(d)	Liens in favor of other financial institutions arising in connection with a Grantor’s deposit accounts held at such institutions to secured standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts; and

(e)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or government (whether federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

“Requirement of Law” means, as to any Person, any law or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests expressly created or assigned as additional security for the Obligations pursuant to the provisions of the Purchase Agreement.

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“Trademarks” means collectively, all of the following: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under and acceptance in accordance with any Requirement of Law of a verified statement of use for such trademark or service mark) anywhere in the world, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“Trademark License” means any agreement now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Transaction Documents” means, collectively, the Purchase Agreement, each Note issued pursuant thereto, each warrant issued pursuant thereto and this Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of Florida from time to time; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Florida, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 1.3. Other Definitional Provisions. Terms defined in the Purchase Agreement or the Notes and not otherwise defined herein shall have the meaning assigned thereto in the Purchase Agreement or the Notes, as applicable. With reference to this Agreement, unless otherwise specified herein: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (l) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement and (k) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

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Article 2

SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. Each Grantor hereby grants, pledges and collaterally assigns to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Accounts;

(b) all cash and currency;

(c) all Chattel Paper;

(d) all Commercial Tort Claims, including those identified in the Perfection Certificate;

(e) all Deposit Accounts;

(f) all Documents;

(g) all Equipment;

(h) all Fixtures;

(i) all General Intangibles;

(j) all Instruments;

(k) all Intellectual Property;

(l) all Inventory;

(m) all Investment Property;

(n) all Letter of Credit Rights;

(o) all other personal property not otherwise described above;

(p) all books and records pertaining to the Collateral; and

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(q) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and Supporting Obligations (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing, provided, that (i) the Security Interests granted herein shall not extend to, and the term “Collateral” shall not include (A) any rights under any lease, contract or agreement (including, without limitation, any license for Intellectual Property) to the extent that the granting of a security interest therein is specifically prohibited in writing by, or would constitute an event of default under or would grant a party a termination right either under any Requirement of Law or any provision, term or condition of any such lease, contract or agreement governing such right unless such prohibition is not enforceable or is otherwise ineffective under any Requirement of Law, (B) equity interests of a foreign controlled corporation (as defined in the Internal Revenue Code) in excess of 65% of the voting power of all classes of equity interests of such controlled foreign corporation entitled to vote, or (C) any rights under any Government Contract or federal or state governmental license or permit to the extent that the granting of a security interest therein is specifically prohibited by any Requirement of Law. Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by any Grantor of a Security Interest in (x) any Account or any money or other amounts due and payable to such Grantor or to become due and payable to such Grantor under such lease, contract or agreement or (y) Proceeds of any federal or state governmental license or permit.

Article 3

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Agent for the benefit of the Purchasers as of the date hereof that:

SECTION 3.1. Existence. Each Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is currently, or is currently proposed to be, engaged and is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not have a Material Adverse Effect.

SECTION 3.2. Authorization of Agreement; No Conflict. Each Grantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of, this Agreement. The execution, delivery and performance by each Grantor of this Agreement will not, by the passage of time, the giving of notice or otherwise, violate any provision of such Grantor’s organizational documents, any Contractual Obligation or any Requirement of Law applicable to such Grantor and will not result in the creation or imposition of any Lien (or obligation to create a Lien), other than the Security Interests, upon or with respect to any property, asset or business of such Grantor.

SECTION 3.3. Enforceability. This Agreement has been duly executed and delivered by the duly authorized officers of each Grantor and this Agreement constitutes the legal, valid and binding obligation of the Grantors enforceable in accordance with its terms.

SECTION 3.4. Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Grantor or any Issuer of this Agreement, except (a) as may be required by laws affecting the offering and sale of securities generally, (b) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (c) filings under the UCC and/or other applicable law, and (d) as otherwise specified in the Purchase Agreement.

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SECTION 3.5. Perfected Liens. Each financing statement naming any Grantor as a debtor is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule 3.7. The Security Interests granted pursuant to this Agreement (a) constitute legal, valid and enforceable security interests in all of the Collateral in favor of the Agent as collateral security for the Obligations, and (b): upon the filing of UCC-1 financing statements in the applicable jurisdictions and, with respect to each Deposit Account and Securities Account of each Grantor, upon the execution and delivery of an account control agreement with respect to such Deposit Account or Securities Account, the Security Interests shall constitute perfected Liens (with respect to Intellectual Property, if and to the extent perfection may be achieved by the filing of UCC-1 financing statements and/or patent, trademark or copyright security agreements, as applicable, in the United States Patent and Trademark Office or the United States Copyright Office) in favor of the Agent, on behalf and for the ratable benefit of the Secured Parties, in the Collateral as collateral security for the Obligations, which Liens will be prior to all other Liens on the Collateral of such Grantor, subject only to Permitted Liens, and which are enforceable as such against all creditors of such Grantor and any Person purporting to purchase such Collateral from such Grantor.

SECTION 3.6. Title, No Other Liens. Except for the Security Interests, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens. No financing statement under the UCC of any state which names a Grantor as debtor or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent pursuant to this Agreement or in connection with Permitted Liens.

SECTION 3.7. State of Organization; Location of Inventory, Equipment and Fixtures; other Information.

(a) The exact legal name of each Grantor is set forth on Schedule 3.7 (as such schedule may be updated from time to time pursuant to Section 4.3).

(b) Each Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.7 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3). The taxpayer identification number and Registered Organization number of each Grantor is set forth on Schedule 3.7 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3).

(c) The mailing address, principal place of business, chief executive office and office where each Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest is located at the locations specified on Schedule 3.7 under such Grantor’s name. No Grantor has any other places of business except those separately set forth on Schedule 3.7 under such Grantor’s name. No Grantor does business nor has any Grantor done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule 3.7 under such Grantor’s name. Except as disclosed on Schedule 3.7, such Grantor has not acquired assets from any Person, other than assets acquired in the ordinary course of the Grantor’s business, during the past five years.

SECTION 3.8. Other Collateral. No Grantor holds (a) any Chattel Paper in the ordinary course of its business, (b) any Commercial Tort Claims, (c) any Instruments or is named a payee of any promissory note or other evidence of indebtedness or (d) any Farm Products or Proceeds of Farm Products. In the event any Grantor shall obtain rights in any such Collateral, Grantors shall promptly give Agent written notice thereof and shall supplement the Perfection Certificate to include such Collateral.

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SECTION 3.9. Intellectual Property. None of the Intellectual Property is owned by a person other than a Grantor, except for non exclusive licenses granted by a Grantor to its customers in the ordinary course of business and outbound licenses. To the best of the Grantors’ knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to any Grantor that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect.

SECTION 3.10. Investment Property; Partnership/LLC Interests.

(a) All Investment Property and all Partnership/LLC Interests issued by any Issuer to any Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned as of record by such Grantor and (ii) constitute all the issued and outstanding shares of all classes of the capital stock of such Issuer issued to such Grantor.

Article 4

COVENANTS

Until the Obligations shall have been paid in full, unless consent has been obtained in the manner provided for in Section 7.1, each Grantor covenants and agrees that:

SECTION 4.1. Maintenance of Perfected Security Interest; Further Information.

(a) Each Grantor shall maintain the Security Interest created by this Agreement as a first priority perfected Security Interest (subject only to Permitted Liens) and shall defend such Security Interest against the claims and demands of all Persons whomsoever (other than Permitted Liens).

(b) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Agent may reasonably request, all in reasonable detail.

SECTION 4.2. Maintenance of Insurance.

(a) The Grantors will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent in amounts comparable to amounts of insurance coverage obtained by similar businesses of similar size acting prudently and (ii) insuring each Grantor and the Agent (for the benefit of the Secured Parties) against liability for personal injury and property damage relating to the Collateral, such policies to be in such form and amounts and having such coverage as shall be comparable to forms, amounts and coverage, respectively, obtained by similar businesses of similar size acting prudently.

(b) All insurance referred to in subsection (a) above shall (i) name the Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional insured as its interests may appear (to the extent covering any other risk) and (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least twenty (20) days after receipt by the Agent of written notice thereof.

SECTION 4.3. Changes in Locations; Changes in Name or Structure. No Grantor will, except upon thirty (30) days’ prior written notice to the Agent and delivery to the Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Agent to maintain the validity, perfection and priority of the Security Interests and (b) if applicable, a written supplement to the Schedules of this Agreement:

(i) change its jurisdiction of organization from that identified on Schedule 3.7; or

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(ii) change its name, identity, taxpayer identification number, organizational identification number (if any), type of organization or corporate or organizational structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become misleading.

SECTION 4.4. Required Notifications. Each Grantor shall promptly notify the Agent, in writing, of: (a) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Agent to exercise any of its remedies hereunder, (b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Security Interests, and (c) the acquisition or ownership by such Grantor of any (i) Commercial Tort Claim having a value in excess of $100,000, or (ii) Investment Property in an amount in excess of $100,000 after the date hereof.

SECTION 4.5. Filing Covenants. Pursuant to Section 9-509 of the UCC and any other Requirement of Law, each Grantor authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Agent determines appropriate to perfect the Security Interests of the Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.” Each Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by Agent prior to the date of this Agreement.

SECTION 4.6. Accounts.

(a) Other than in the ordinary course of business consistent with its past practice or as such Grantor deems appropriate under the circumstances in its reasonable business judgment, no Grantor will (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could reasonably be likely to adversely affect the value thereof.

SECTION 4.7. Intellectual Property.

(a) Grantors shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Grantors, to the extent that Grantors, in their reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

(b) Grantors shall promptly give Agent written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any, and shall supplement the Perfection Certificate to reflect such filings.

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(c) Grantors shall (i) give Agent not less than thirty (30) days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Agent may reasonably request for Agent to maintain its perfection in such intellectual property rights to be registered by a Grantor; (iii) upon the request of Agent, either deliver to Grantor or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Agent with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Agent to be filed for Agent to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.

(d) Grantors shall execute and deliver such additional instruments and documents from time to time as Agent shall reasonably request to perfect and maintain the perfection and priority of Agent’s security interest in the Intellectual Property.

(e) Grantors shall use commercially reasonably efforts to (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and trade secrets, (ii) detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Agent, which shall not be unreasonably withheld.

(f) Agent may audit a Grantor’s Intellectual Property to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Agent shall have the right, but not the obligation, to take, at Grantors’ sole expense, any actions that a Grantor is required under this Section to take but which a Grantor fails to take, after fifteen (15) days’ notice to Grantors. Grantors shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

SECTION 4.8. Investment Property; Partnership/LLC Interests.

(a) Without the prior written consent of the Agent, no Grantor will (i) vote to enable, or take any other action to permit, any applicable Issuer to issue to such Grantor any Investment Property or Partnership/LLC Interests, except for such additional Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Agent, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Agent to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof. The Grantors will defend the right, title and interest of the Agent in and to any Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever, other than a Person holding a Permitted Lien on such Investment Property or Partnership/LLC Interests.

(b) If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) upon the occurrence and during the continuation of an Event of Default, any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Agent, hold the same in trust for the Agent, segregated from other funds of the Grantor, and promptly deliver the same to the Agent in accordance with the terms hereof.

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SECTION 4.9. Further Assurances. Upon the request of the Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments, agreements and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the collateral assignment of any material Contractual Obligation, (ii) the collateral assignment of Government Contracts and notices of assignment, in form and substance satisfactory to the Agent, duly executed by any Grantors party to such Government Contract in compliance with any applicable laws, and (iii) all applications, certificates, agreements, instruments, registration statements, and all other documents and papers the Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement. Further, upon the request of the Agent and at the sole expense of the Grantors, each Grantor will take such reasonable actions and deliver all such agreements as are requested by the Agent to provide the Agent with Control of all Deposit Accounts, Investment Property, Securities Accounts, Letter of Credit Rights and Electronic Chattel Paper owned or held by such Grantor.

Article 5

REMEDIAL PROVISIONS

SECTION 5.1. General Remedies. If an Event of Default shall occur and be continuing, the Agent, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent may disclaim any warranties in connection with any sale or other disposition of the Collateral, including, without limitation, any warranties of title, possession, quiet enjoyment and the like. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Agent arising out of the exercise by it of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Agent. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Effective upon the occurrence and during the continuance of an Event of Default, the Agent is hereby granted a license or other right to use, without charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, tradenames, Trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit.

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SECTION 5.2. Specific Remedies.

(a) The Agent hereby authorizes each Grantor to collect such Grantor’s Accounts, under the Agent’s direction and control; provided that, subject to applicable Requirements of Law, the Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

(b) Upon the occurrence and during the continuance of an Event of Default, subject to applicable Requirements of Law:

(i) the Agent may communicate with Account Debtors of any Account subject to a Security Interest, and upon the request of the Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Agent) its Account Debtors and parties to the material Contractual Obligations subject to a Security Interest that such Accounts and material Contractual Obligations have been assigned to the Agent;

(ii) each Grantor shall forward to the Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Agent;

(iii) the Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Partnership/LLC Interests other Proceeds paid in respect of any Investment Property or Partnership/LLC Interests, and any or all of any Investment Property or Partnership/LLC Interests shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property or Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any Issuer or upon the exercise by any Grantor or the Agent of any right, privilege or option pertaining to such Investment Property or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it; but the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Agent shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property or Partnership/LLC Interests to (i) comply with any instruction received by it from the Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby and subject to the provisions of the Subordination Agreement, pay any dividends, distributions or other payments with respect to any Investment Property or Partnership/LLC Interests directly to the Agent; and

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(iv) the Agent shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any material Contractual Obligation and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of the Purchase Agreement, of the other Transaction Documents or any Requirement of Law, and (C) sell, assign or otherwise transfer any material Contractual Obligation in accordance with the Purchase Agreement, the other Transaction Documents and any Requirement of Law, subject, however, to the prior approval of each other party to such material Contractual Obligation, to the extent required under the material Contractual Obligation.

(c) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Grantor of the Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and Partnership/LLC Interests, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Purchase Agreement and the other Transaction Documents, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Partnership/LLC Interests; provided that, no vote shall be cast or other corporate, company and partnership right exercised or other action taken which, in the Agent’s reasonable judgment, would impair the Collateral in any material respect or which would result in an Event of Default under any provision of the Purchase Agreement, any Note, this Agreement or any other Transaction Document.

SECTION 5.3. Application of Proceeds. At such intervals as may be agreed upon by the Company and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent’s election, the Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with the Purchase Agreement. Only after (i) the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full of the Obligations, shall the Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

SECTION 5.4. Waiver, Deficiency. Each Grantor hereby waives, to the extent permitted by any Requirement of Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Requirement of Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Agent to collect such deficiency.

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Article 6

THE AGENT

SECTION 6.1. Agent’s Appointment as Attorney-In-Fact.

(a) During the continuance of an Event of Default, each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default, subject to applicable Requirements of Law:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or material Contractual Obligation subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account or material Contractual Obligation subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii) in the case of any of Grantor’s Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).

(c) The expenses of the Agent incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to five percent (5%), from the date of payment by the Agent to the date reimbursed by relevant Grantor, shall be payable by such Grantor to the Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

SECTION 6.2. Duty of Agent With Respect to the Collateral.

(a) The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent hereunder are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own willful misconduct.

(b) Nothing set forth in this Agreement or any other Transaction Document, nor the exercise by the Agent of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed in respect of any of the Collateral or from any liability to any person in respect of any of the Collateral or shall impose any obligation on the Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Purchase Agreement or the other Transaction Documents, or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral. The obligations of each Grantor contained in this Section 6.2 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Purchase Agreement and the other Transaction Documents.

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Article 7

MISCELLANEOUS

SECTION 7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantors and the Agent.

SECTION 7.2. Notices. All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in the Purchase Agreement.

SECTION 7.3. No Waiver by Course of Conduct, Cumulative Remedies. The Agent shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 7.4. Enforcement Expenses, Indemnification.

(a) Each Grantor hereby agrees to indemnify and hold harmless the Agent, each other Secured Party and their Affiliates of any of the foregoing Persons (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the reasonable fees and expenses of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Grantor), other than such Indemnitee and its Affiliates, arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Obligations to be the legal, valid, and binding obligations of any Grantor enforceable against such Grantor in accordance with their terms, whether brought by a third party or by such Grantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of any Indemnitee or (ii) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Transaction Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b) Each Grantor agrees to pay or reimburse the Agent for all its costs and expenses (including reasonable attorneys’ fees) incurred in collecting against such Grantor its Obligations or otherwise enforcing or preserving any rights under this Agreement and the other Transaction Documents to which such Grantor is a party, including the fees and other charges of counsel.

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(c) To the fullest extent permitted by applicable law, each Grantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No Indemnitee referred to in this Section 7.4 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, except for their own willful misconduct or gross negligence and other than to account for the monies actually received by Agent in accordance with the terms of this Agreement.

(d) Notwithstanding the termination of this Agreement, the indemnities to which the Agent and the other Secured Parties are entitled under the provisions of this Section 7.4 and any other provision of this Agreement and the other Transaction Documents shall continue in full force and effect and shall protect the Agent and the other Secured Parties against events arising after termination of this Agreement as well as before.

(e) All amounts due under this Section shall be payable promptly after demand therefor, shall constitute Obligations and shall bear interest until paid at five percent (5%) per annum at which interest would then be payable on any past due payment under the Notes.

SECTION 7.5. Set-Off. Upon the occurrence and during the continuation of an Event of Default, in addition to all other rights and remedies that may then be available to any Secured Party, each such Secured Party is hereby authorized at any time and from time to time, without prior notice to such Grantor (any such notice being expressly waived by each Grantor) to setoff and apply any and all indebtedness at any time owing by such Secured Party to or for the credit or the account of any Grantor against all amounts which may be owed to such Secured Party by such Grantor in connection with this Agreement or any other Transaction Document.

SECTION 7.6. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this Security Agreement), the Agent and the other Purchasers and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent (given in accordance with Section 7.1).

SECTION 7.7. Signatures; Counterparts. Facsimile or electronic transmissions of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm such transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 7.8. Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

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SECTION 7.9. Section Heading. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 7.10. Integration. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 7.11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

SECTION 7.12. Jurisdiction, Jury Trial Waiver, Etc.

(a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR OF THE UNITED STATES OF AMERICA LOCATED IN TAMPA, FLORIDA AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH GRANTOR (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT THE AGENT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

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SECTION 7.13. Acknowledgements.

(a) Each Grantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

(ii) it has received a copy of the Purchase Agreement and has reviewed and understands the same;

(iii) neither the Agent nor any other Secured Party has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Grantors, on the one hand, and the Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iv) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.

SECTION 7.14. Additional Grantors. The Grantors shall cause each subsidiary formed or acquired after the date hereof, to become a party to this Agreement and shall execute such other documents as the Agent may request.

SECTION 7.15. Releases. At such time as the Obligations shall have been paid in full in cash, and any commitment to make an Advance has been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent, the other Secured Parties and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of the Grantor following any such termination, the Agent shall deliver to any Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

SECTION 7.16. No Conflicts with Enforcement; Release. The parties acknowledge that some or all of the Secured Parties and their respective affiliates are among the Company’s shareholders, and that these relationships will not in any way affect the Agent’s or other Secured Parties’ rights under this Agreement and as a creditor with respect to the Obligations. The Company and each Secured Party acknowledge that the Company received proceeds of the extension of credit under the Purchase Agreement and the Notes in arm’s length transaction approved by the Company’s Board of Directors and required shareholders, if any, and each Secured Party, with the advice of separate counsel. Each party to this Agreement acknowledges that it has received substantial benefits from funds furnished to the Company by the Secured Parties and transactions occurring on the date of this Agreement, including the Company receiving funds that it needed to operate. Each party remises, releases and discharges each Secured Party for any claim for any lender liability, equitable subordination, or other claim, loss, damage, or remedy, including without limitation any such claim arising from the transactions contemplated by the Transaction Documents or the Company’s operations and governance, and further acknowledge that the Company will not be entitled to concessions, extensions or otherwise because of Secured Parties’ or their affiliate’s relationship to the Company. The Secured Parties may enforce the terms and provisions of any Transaction Document without regard to the fact that the Secured Parties or their affiliates are shareholders of the Company.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

Grantor:
H-CYTE, INC.,
a Nevada corporation

By:
Name:	William E. Horne
Title:	Chief Executive Officer

Signature Page to Security Agreement

Grantor:
H-CYTE MANAGEMENT LLC,
a Delaware limited liability company

By:
Name:
Title:

Signature Page to Security Agreement

Grantor:
LUNG INSTITUTE TAMPA, LLC,
a Delaware limited liability company

By:
Name:
Title:

Signature Page to Security Agreement

Grantor:
COGNITIVE HEALTH INSTITUTE TAMPA, LLC,
a Delaware limited liability company

By:
Name:
Title:

Signature Page to Security Agreement

Grantor:
MEDOVEX CORP.,
a Nevada corporation

By:
Name:
Title:

Signature Page to Security Agreement

Agent:
FHWC BRIDGE, LLC,
a Delaware limited liability company

By:
Name:	Todd R. Wagner
Title:	Manager

Signature Page to Security Agreement

SCHEDULE 3.7

Names, States of Organization, Places of Business, Chief Executive Offices, Location of Inventory, Equipment and Fixtures

H-Cyte, Inc.

201 E. Kennedy Blvd, Suite 700

Tampa, FL 33602

H-Cyte Management LLC

201 E. Kennedy Blvd, Suite 700

Tampa, FL 33602

Lung Institute Tampa, LLC

201 E. Kennedy Blvd, Suite 700

Tampa, FL 33602

Cognitive Health Institute Tampa, LLC

201 E. Kennedy Blvd, Suite 700

Tampa, FL 33602

Medovex Corp.

201 E. Kennedy Blvd, Suite 700

Tampa, FL 33602